Exhibit 99.1

                                [SIX FLAGS LOGO]

               STATEMENT REGARDING NEW YORK STOCK EXCHANGE LISTING

New York, NY - April 9, 2009 -- Six Flags, Inc. (NYSE: SIX) announced today that it has been notified that the Company's common stock and Preferred Income Equity Redeemable Shares ("PIERS") are being suspended from trading on the New York Stock Exchange (the "NYSE") because the Company failed to meet the NYSE's quantitative listing criteria. The Company has been informed that trading will be suspended prior to the market opening on Monday, April 20, 2009. The Company expects that its common stock and the PIERS will be traded on the over-the-counter market and quoted on the OTC Bulletin Board upon delisting from the NYSE.

"The delisting of our common stock is a by-product of the inherited debt load on our balance sheet and the overall financial markets. In no way does it reflect the operational strength or turnaround of this company," said Six Flags President and CEO Mark Shapiro. "This development will have zero impact on our park operations, the guest experience this summer or our vendor relationships."

Under applicable NYSE procedures, the Company has ten business days from the receipt of the NYSE's notification of suspension to submit a request for a review of the NYSE's decision to suspend trading of the Company's common stock and the PIERS. The Company does not intend to appeal the NYSE's decision. Failure to be listed on the NYSE does not constitute a default under any of the Company's debt instruments.

The Company has retained financial and legal advisors to assist the Company in restructuring its outstanding debt and preferred securities, which is anticipated to result in the issuance of a significant number of shares of common stock to the holders of the Company's restructured securities. If successfully consummated, the Company believes that the restructuring will allow the Company to qualify for listing on a national securities exchange.

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 20 parks across the United States, Mexico and Canada, and soon will be expanding beyond North America with destinations in Dubai and Qatar. Since 1961, hundreds of millions of families have trusted Six Flags to combine friendly-clean-fast-safe service with affordable, value-packed thrills, record-shattering roller coasters and special events like the Summer Concert Series, Fright Fest and Holiday in the Park. Six Flags' wide array of entertainment options reaches all demographics - families, teens, tweens and thrill seekers alike - featuring themed attractions based on skateboarding legend Tony Hawk, the ultimate daredevil Evel Knievel, movie franchises The Dark Knight and The Mummy; as well as world-renowned, kid-friendly brands including Looney Tunes, the Justice League of America, The Wiggles and Thomas the Tank Engine.

Six Flags continues to develop new avenues for growth, acquiring ownership and management of Dick Clark Productions, producer of such perennial television hits as the American Music Awards, the Golden Globe Awards, the Academy of Country Music Awards, Dick Clark's New Year's Rockin' Eve and So You Think You Can Dance. Six Flags, Inc. is a publicly-traded corporation headquartered in New York City.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its restructuring plan and the adequacy of cash flows from operations, available cash and available amounts under our credit facility to meet our future liquidity needs. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including the failure to successfully consummate a restructuring and factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2008, which is available free of charge on Six Flags' website http://www.sixflags.com.
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Media Contact: Sandra Daniels - (212) 652-9393
Investor Relations: William Schmitt - (203) 682-8200